UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported):



Insight Management Corporation
(Exact name of registrant as specified in its charter)


Florida

                    333-148697

20-8715508

(State or other jurisdiction of

(Commission File Number)

(IRS Employer

incorporation or organization)

                            Identification No.)







408 West 57th Street, Suite 8E,
New York, NY 10019

(Address of principal executive offices)


(866) 787-3588
(Registrant s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:




Written communications pursuant to Rule 425 under the Securities Act






Soliciting material pursuant to Rule 14a-12 under the Exchange Ac t





Pre-commencement
communications pursuant to Rule14d-2(b) under the Exchange Act





Pre-commencement
communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01	Other Information

On September 8, 2011, the Board of Directors of Insight Management Corporation (the Company) filed a Form 15 with the Securities and Exchange Commission (SEC) voluntarily suspending its reporting obligations with the SEC. As a result of this action, the common stock of the Company is no longer traded on the OTCQX Bulletin Board . The Company continues to trade on the OTC Markets, formerly the Pinks.

The Board of Directors resolution, which was passed on September 7, 2011, expresses the Boards intention to use this moratorium to better manage utilize its limited operating income to more efficiently bolster operations to be able to better afford the cost of compliance.

The Company is actively seeking debt or equity financing to fund its operations, including retiring debt to allow it to continue its business development.
Once adequate financing has been secured, the Company will resume its audit.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 12, 2011

INSIGHT MANAGEMENT CORPORATION.


By
/s/ Kevin Jasper
Kevin Jasper

Chief Executive Officer
(Principal Executive Officer)